                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                             BUSINESS OBJECTS S.A.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                            [BUSINESS OBJECTS LOGO]

                                Societe anonyme
                   with a share capital of 2,913,861.15 euros
                      Registered office : 1 Square Chaptal
                             92300 Levallois-Perret
                         R.C.S. Nanterre B 379 821 994
                            ------------------------

             NOTICE TO ADS HOLDERS OF AN ORDINARY AND EXTRAORDINARY
                        GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 7, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN THAT an Ordinary and Extraordinary General Meeting of the shareholders of Business Objects S.A., a French corporation, will be held on January 7, 2000 at 2:00 pm. at CNIT La Defense, Salle Andrews, 2 place de la Defense, 92053 Paris La Defense, France, in order to vote on the following items:

     Within the authority of the Ordinary General Meeting, the following items will be voted on:

     1. To increase the amount of directors' fees to be paid to members of our Board of Directors.

     2. To authorize the Board of Directors to repurchase our shares.

     Within the authority of the Extraordinary General Meeting, the following items will be voted on:

     3. To increase the par value of our Ordinary Shares from 0.15 euro per share to 0.20 euro per share.

     4. To effect a two-for-one stock split in the form of a division of the par value of our Ordinary Shares.

     5. To authorize capital reductions by cancellation of treasury shares.

     The foregoing items are more fully described in the Proxy Statement accompanying this notice.

                                          By Order of the Board of Directors

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. IF THE QUORUM FOR THE ORDINARY AND/OR THE EXTRAORDINARY MEETING IS NOT MET ON JANUARY 7, 2000, YOU WILL BE INVITED TO VOTE AT A MEETING ON JANUARY 20, 2000 ON THE SAME AGENDA AS DESCRIBED IN THIS NOTICE.

                             Business Objects Logo
                            ------------------------

                                PROXY STATEMENT
                         FOR ORDINARY AND EXTRAORDINARY
                        GENERAL MEETING OF SHAREHOLDERS
                            ------------------------

                               PROCEDURAL MATTERS

GENERAL; RECORD DATE

     This Proxy Statement is being furnished in connection with the solicitation of voting instruction cards by the Board of Directors of Business Objects S.A. for use at the Ordinary and Extraordinary General Meeting of Shareholders (the "Special Meeting") to be held on January 7, 2000 at 2:00 p.m., France time, and at any adjournment thereof, for the purposes set forth herein. The Special Meeting will comprise an Ordinary and an Extraordinary General Meeting of the Company's shareholders.

     The Special Meeting will be held at CNIT La Defense, Salle Andrews, 2 place de la Defense, 92053 Paris La Defense, France. Our principal executive offices are located at 1 Square Chaptal, 92300 Levallois-Perret, France, and our telephone number at that location is (331) 41 25 21 21.

     These solicitation materials were mailed on or about December 2, 1999 to all holders of American Depositary Shares as of November 22, 1999 (the "Record Date"). The number of shares entitled to vote at the Special Meeting as of the
Record Date is                .

INFORMATION CONCERNING VOTING

     Pursuant to a program sponsored by us, our ordinary shares (the "Ordinary Shares") are traded in the United States in the form of American Depositary Shares, each American Despositary Share corresponding to one Ordinary Share deposited with The Bank of New York (the "Depositary").

     You may vote by using the enclosed Voting Instruction Card. If you wish to vote directly the Ordinary Shares underlying your ADSs and attend the Special Meeting, you must contact the Depositary in order to become an owner of the Ordinary Shares corresponding to your American Despositary Shares prior to December 15, 1999.

QUORUM REQUIRED UNDER FRENCH LAW

     The required quorum for ordinary resolutions is one-fourth of the total outstanding Ordinary Shares with voting rights. If such quorum is not met, a second shareholders' meeting will be held. At this second meeting, no quorum is required for ordinary resolutions.

     The required quorum for extraordinary resolutions is one-third of the total outstanding Ordinary Shares with voting rights. If such quorum is not met, a second shareholders' meeting will be held. At this second meeting, the quorum required for extraordinary resolutions is one-fourth of the total outstanding Ordinary Shares with voting rights on second call.

     Ordinary Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Special Meeting for purposes of establishing a quorum.

MAJORITY VOTE REQUIRED UNDER FRENCH LAW

     Passage of ordinary resolutions requires the affirmative vote of a majority of the Ordinary Shares present or represented at the Special Meeting.

     Passage of extraordinary resolutions requires the affirmative vote of two-thirds of the Ordinary Shares present or represented at the Special Meeting.

VOTING BY HOLDERS OF AMERICAN DEPOSITARY SHARES

     You are entitled to notice of the Special Meeting, and may vote the Ordinary Shares underlying your American Despositary Shares at the Special Meeting in one of two ways: (A) by properly completing and returning the enclosed Voting Instruction Card to the Depositary by no later than December 30, 1999 (the "Receipt Date"), you will cause the Depositary to vote the Ordinary Shares underlying the American Despositary Shares in the manner prescribed in the Voting Instruction Card as more fully described below; or (B) you may elect to exchange your American Despositary Shares for Ordinary Shares and may attend the Special Meeting and vote the Ordinary Shares in person.

     The significant differences between these two alternatives are as follows:
(i) a holder of American Despositary Shares will not be entitled to attend the Special Meeting in person but must rather rely upon the Depositary for representation; (ii) a holder of American Despositary Shares may not have the opportunity to consider or vote on any matters which may be presented at the Special Meeting other than those described in this Proxy Statement or any further solicitation made by Business Objects S.A.; (iii) a holder of American Despositary Shares is not entitled to present proposals at the Special Meeting for consideration at such meeting; and (iv) a holder of Ordinary Shares must actually be the holder of the Ordinary Shares on January 6, 2000 (and hold such Ordinary Shares through the date of the Special Meeting), and, therefore, holding American Despositary Shares (or Ordinary Shares) on the Record Date will not be sufficient to entitle one to attend or vote at the Special Meeting.

     Voting Through Depositary. Upon receipt by the Depositary of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary will, insofar as practicable and permitted under applicable provisions of French law and the Statuts of Business Objects S.A., vote or cause to be voted the Ordinary Shares underlying American Despositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card.

     If (i) Voting Instruction Cards are signed but are missing voting instructions, (ii) Voting Instructions Cards are improperly completed, or (iii) no Voting Instruction Card is received by the Depositary from an American Despositary Share holder on or before the Receipt Date, the Depositary will deem such American Despositary Share holder to have instructed the Depositary to give a proxy to the President of the Special Meeting to vote in favor of each proposal recommended by our Board of Directors and against each proposal opposed by our Board of Directors.

     Voting Ordinary Shares. Under French law and our Statuts, only shareholders holding Ordinary Shares may vote the Ordinary Shares and attend such meeting, subject to the following: (i) holders of registered Ordinary Shares must have the Ordinary Shares registered in their name at least one Paris business day prior to the date of a shareholders' meeting; (ii) holders of bearer Ordinary Shares must, at least one Paris business day prior to the date of a shareholders' meeting, evidence that the bearer Ordinary Shares are being held in a blocked account by producing a certificate issued by the financial intermediary holding the shares. Therefore, in order for a holder of American Despositary Shares to attend the Special Meeting and vote the Ordinary Shares, such holder must first become the owner of Ordinary Shares underlying the American Despositary Shares. To accomplish this, a holder of American Despositary Shares must deliver, on or before December 15, 1999, his or her American Despositary Shares to the Depositary for cancellation and pay the related exchange charges of the Depositary, as provided in the Deposit Agreement dated September 22, 1994 and amended on May 8, 1996 and December 30, 1998. The Depositary will then request that the Paris office of Banque Paribas as custodian (the "Custodian") of the Ordinary Shares underlying the American Despositary Shares to register such holder in the share register of Business Objects S.A. and will request the Custodian to make arrangements to allow the holder of Ordinary Shares to vote at the Special Meeting. The Custodian will not permit any transfer of the Ordinary Shares during the "blocked period" of January 6 through January 7, 2000.

RECEIPT DATE

     The Depositary must receive the Voting Instruction Card on or before the Receipt Date, which is December 30, 1999.

REVOCABILITY OF VOTING INSTRUCTIONS

     All American Despositary Shares held by holders entitled to vote and represented by properly completed and executed Voting Instruction Cards received prior to the Receipt Date, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the Voting Instruction Cards. Any voting instructions given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A Voting Instruction Card may be revoked by filing with The Bank of New York, before December 30, 1999, a written notice of revocation or a duly executed Voting Instruction Card, in either case dated later than the prior Voting Instruction Card relating to the same American Despositary Shares.

EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Business Objects S.A. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of American Despositary Shares for their reasonable expenses in forwarding proxy material to and in soliciting votes from such beneficial owners. Our directors, officers and employees may also solicit votes in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Under French corporate law, owners of Ordinary Shares holding a defined percentage of our share capital may propose new resolutions or modifications to the resolutions presented by the Board of Directors to the shareholders for their approval no later than 10 days following publication of the notice of Special Meeting in the "Bulletin des Annonces Legales Obligatoires" ("BALO"). The number of Ordinary Shares required to be held to propose new resolutions for consideration at the Special Meeting as of the date of this Proxy Statement is
               . New resolutions or modifications to the resolutions by shareholders must be sent to our registered office at Business Objects S.A., 1 Square Chaptal, 92300, Levallois-Perret, France, Attention: President, by registered mail with acknowledgement of receipt requested. We expect to publish a notice of the Special Meeting in the BALO on or about November 26, 1999.

                        REPORT OF THE BOARD OF DIRECTORS

                            ORDINARY GENERAL MEETING

     Within the authority of the Ordinary General Meeting, the following items will be considered and voted on:

                                   PROPOSAL 1

              INCREASE OF AUTHORIZED DIRECTORS' FEES TO DIRECTORS

     Under French corporate law, only shareholders may decide the aggregate amount of directors' fees which may be paid to members of the Board of Directors. The Board of Directors then has full discretionary authority to decide the allocation of the directors' fees authorized by the shareholders among the members of the Board.

     At the shareholders' meeting held on May 4, 1999, the shareholders authorized the payment of FF750,000 as directors' fees per year (approximately U.S.$120,000), starting with the year ended December 31, 1999. Each non-employee Director is currently entitled to directors' fees of up to U.S.$20,000 per year.

     Your Board proposes an increase of the aggregate amount of annual directors' fees to FF1,550,000 or the euro equivalent (approximately U.S.$250,000) for the fiscal year ending December 31, 2000, as well as for each future fiscal year, until the shareholders resolve otherwise.

     The First Resolution sets forth the full text of the shareholder action to which this Proposal relates.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS RESOLUTION RELATED TO THE
                      INCREASE OF THE AGGREGATE AMOUNT OF
                            AUTHORIZED DIRECTOR FEES

                                   PROPOSAL 2

          TO AUTHORIZE THE BOARD OF DIRECTORS TO REPURCHASE OUR SHARES

     Your Board of Directors was given the authority to repurchase a maximum of 1,000,000 shares at a price not to exceed FF177 or the euro equivalent (approximately U.S.$28), pursuant to the fifth resolution adopted at the shareholders meeting held on May 4, 1999. Under such authorization, the share repurchase program could be used, among other things, to (i) stabilize the market price of our shares, (ii) to make use of excess cash balances, (iii) to provide for shares to be used in the context of the implementation of employee stock purchase plans, (iv) to provide for shares to be used as a consideration in the context of an acquisition or an exchange, or (v) to minimize the dilutive effect of a securities issuance. Repurchased shares could also be cancelled.

     The above authorization was effected in November 1999, after the admission of our Ordinary Shares on the Premier Marche of the Paris stock exchange. Before that date, and in accordance with French law, your Board of Directors was authorized to repurchase shares only in connection with employee stock plans.

     Given the significant increase in our stock price, your Board proposes to renew the authorization given at the shareholders meeting of May 4, 1999 and to provide that the maximum purchase price per share shall not exceed 125 euros, provided, however, that in accordance with applicable law, the repurchase of shares may not be completed in the event it would reduce the net equity of Business Objects S.A. to an amount lower than the aggregate of its share capital and reserves available for distribution.

     Should the proposal to effect a two-for-one stock split be adopted, the authorization to repurchase shares would be adjusted to cover 2,000,000 shares at a price not to exceed 62.50 euro per share.

     Your Board also recommends to specify that the authorization applies to all treasury shares, including those repurchased prior to the admission of our Ordinary Shares on the Premier Marche of the Paris stock exchange.

     We are aware that U.S. and French securities laws impose certain restrictions on a company's repurchase of its own shares. We intend to fully comply with such laws in connection with any repurchase we may make.

     In accordance with French law, repurchased shares have no voting or dividend rights.

     If this resolution is approved, the shareholders' authorization will be valid for an eighteen-month period following this Special Meeting.

     The following table sets forth certain consolidated financial information as of December 31, 1998 and September 30, 1999, on an actual and pro forma basis as if we had repurchased 1,000,000 shares at a price of U.S.$65, corresponding to 61 euros, using the exchange rate of September 30, 1999 (1 euro = U.S.$1.0643). The pro forma calculations assume a cost of capital of 3.5% and an income tax rate of 41.7%.

                                                       DECEMBER 31,
                                                           1998                SEPTEMBER 30,
                                                 -------------------------          1999
                                                  ACTUAL       PRO FORMA           ACTUAL          PRO FORMA
                                                 ---------    ------------    ----------------    ------------
                                                  (IN THOUSANDS U.S.$, EXCEPT PERCENTAGE AND PER SHARE DATA)
Shareholders equity............................   67,247            921            82,411            16,085*
Number of outstanding shares...................   16,936         15,936            17,987            16,987
Shareholders equity per share..................     3,97           0.06              4.58              0.95
Net income.....................................   10,287          8,961            14,245            12,919
Number of shares used for basic earning per
  share and per ADS............................   16,966         15,966            17,727            16,525
Basic net income per share and per ADS.........     0.61           0.56              0.80              0.78
Percent increase (decrease) of basic net income
  per share and per ADS........................                   (7.44)%                             (2.71)%
Number of shares used for diluted earning per
  share and per ADS............................   17,741         16,741            19,305            18,051
Diluted net income per share and per ADS.......     0.58           0.54              1.35              0.72
Percent increase (decrease) of diluted net
  income per share and per ADS.................                   (7.69)%                             (3.01)%

---------------
* Excludes the effect of the repurchase of 191,500 shares completed in May 1999 for an aggregate amount of $4.6 million.

     The Second Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
                     RELATING TO A STOCK REPURCHASE PROGRAM

                         EXTRAORDINARY GENERAL MEETING

     Within the authority of the Extraordinary General Meeting, the following matters will be considered and voted upon:

                                   PROPOSAL 3

                TO INCREASE THE PAR VALUE OF OUR ORDINARY SHARES

     In order to facilitate the two-for-one stock split proposed under the Fourth Resolution submitted at this Special Meeting, we propose to increase the par value of each of our Ordinary Shares from 0.15 euro to 0.20 euro each. If this resolution is approved, the increase shall be effected by capitalizing additional paid-in capital into share capital.

     The Third Resolution sets forth the full text of the shareholder action to which this proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
                TO INCREASE THE PAR VALUE OF OUR ORDINARY SHARES

                                   PROPOSAL 4

              TO EFFECT A TWO-FOR-ONE SPLIT OF OUR ORDINARY SHARES
                  IN THE FORM OF A REDUCTION OF THE PAR VALUE

     Your Board of Directors proposes to effect a two-for-one split of our Ordinary Shares through a division of the par value of each Ordinary Share. Under this proposal, assuming adoption of the Third Resolution, each old Ordinary Share of par value 0.20 euro would be exchanged for two Ordinary Shares of par value 0.10 euro each. As a result of the split of the Ordinary Shares, each old American Depositary Share, which currently corresponds to one old Ordinary Share, will be exchanged for two new American Depositary Shares, each corresponding to one new Ordinary Share.

     Your Board believes that the proposed two-for-one stock split will enhance the liquidity of the shares on the stock markets on which our Ordinary Shares and American Depositary Shares are traded, especially on the Premier Marche of the Paris stock exchange where approximately 5% of our Ordinary Shares are traded.

     In order to achieve a simultaneous effective date of the split of both the Ordinary Shares and American Depositary Shares, we propose that you grant to your Board of Directors all powers to effect the split of the Ordinary Shares within one year of this Special Meeting. If this resolution is passed, your Board intends to effect the split of the Ordinary Shares and American Depositary Shares on January 20, 2000.

     The Fourth Resolution sets forth the full text of the shareholder action to which this proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION
           TO AUTHORIZE THE TWO-FOR-ONE SPLIT OF OUR ORDINARY SHARES

                                   PROPOSAL 5

       TO AUTHORIZE CAPITAL REDUCTIONS BY CANCELLATION OF TREASURY SHARES

     If the shareholders authorize the share repurchase program pursuant to the Second Resolution, we also propose that shareholders authorize the Board of Directors to reduce the share capital, on one or more occasions, by cancellation of the treasury shares held by us following a repurchase of its own shares. In accordance with applicable law, shares cancelled over a twenty-four month period may not exceed 10% of the outstanding share capital.

     The above authorization would be valid for a period of eighteen months from the date of this Special Meeting.

     The Fifth Resolution sets forth the full text of the shareholder action to which this Proposal relates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION TO REDUCE THE SHARE CAPITAL BY CANCELLATION OF TREASURY SHARES

                   TEXT OF RESOLUTIONS SUBMITTED FOR APPROVAL

FIRST RESOLUTION

     This resolution is to increase the amount of authorized directors' fees to the members of the Board of Directors for the fiscal year 2000 and on-going fiscal years.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED, to allocate directors' fees amounting to the aggregate of FF1,550,000 (or the euro equivalent) to the Board of Directors for the fiscal year 2000 and annual directors' fees amounting to the aggregate of FF1,550,000 (or the euro equivalent) for each future fiscal year until the shareholders resolve otherwise; such amount to be shared among members of the Board of Directors pursuant to a resolution of the Board.

SECOND RESOLUTION

     This resolution is to authorize the Board of Directors to carry out a stock repurchase plan.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for ordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the prospectus (note d'information) approved by the French Commission des Operations de Bourse,

     Pursuant to the provisions of Article 217-2 and followings of the law number 66-537 of July 24, 1966,

     RESOLVED, to authorize the Board of Directors to purchase up to 1,000,000 shares of the Company of 0.15 euro par value each, or 0.20 euro par value each in the event the third resolution below is adopted,

     RESOLVED FURTHER, that in the event that the fourth resolution below is adopted, the authorization to purchase shares shall be adjusted to become an authorization to purchase 2,000,000 shares,

     RESOLVED FURTHER, that the maximum purchase price shall not exceed 125 million euro or the U.S. dollar equivalent for shares represented by American Depositary Shares, excluding expenses or commissions, such maximum price corresponding to 62.50 euro per share if the fourth resolution is adopted, and 125 euro per share otherwise, provided that these repurchases be in compliance with the provisions of the Commission des Operations de Bourse regulation number 98-03 relating to the transactions carried out by issuers on their own securities, and regulations applicable in the United States to the repurchase of American Depositary Shares,

     RESOLVED FURTHER that the powers delegated to the Board of Directors by this resolution may be used by the Board of Directors with respect to all shares held in treasury, including treasury shares purchased prior to the admission of the shares of the Company on a regulated market within the meaning of French law number 98-546 of July 2, 1998,

     RESOLVED FURTHER that repurchased shares may, subject to the approval of the fifth resolution below, be canceled,

     RESOLVED FURTHER that the Board of Directors may effect the purchase, sell or transfer of shares of the Company by any means including, in particular, through block trades,

     RESOLVED FURTHER that repurchased shares may be used, among other things,
(i) to stabilize the market price of Company's shares, (ii) to use excess cash balances, (iii) to provide for shares in the context of the implementation of employee stock purchase plans, (iv) as consideration in the context of an acquisition or exchange, or (v) to minimize the dilution effect of a securities issuance.

     Such authorization shall remain valid for a maximum period of eighteen months from the date of this meeting. This authorization voids and replaces the prior authorization to repurchase the Company's shares granted according to fifth resolution of the mixed General Meeting on May 4, 1999.

     The Board of Directors shall report to the Conseil des Marches Financiers on a monthly basis any purchase, sale, transfer or cancellation of shares realized and shall inform the shareholders in its yearly report to the Annual Shareholders' Meeting of any such purchase or transfer of shares so realized.

THIRD RESOLUTION

     This resolution is to approve an increase of the par value of the ordinary shares of Business Objects S.A. through the capitalization of additional paid-in capital.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED, that the par value of each ordinary share of the Company be increased from 0.15 euro to 0.20 euro through the capitalization of share premium,

     RESOLVED FURTHER that, in order to preserve the rights of the holders of stock options, share warrants, securities giving access to capital and other rights convertible into shares, the amount corresponding to the increase in par value for all such outstanding stock options, share warrants and other rights convertible into shares, shall be allocated to a special undistributable reserve,

     RESOLVED FURTHER, that for the avoidance of doubt, all authorizations to repurchase shares or to issue shares, securities giving access to capital or rights convertible into shares previously granted to the Board of directors remain in full force and effect,

     RESOLVED FURTHER, that the Board of Directors is hereby granted all powers necessary to effect the increase in par value of the ordinary shares, including but not limited to:

     - To determine, within one year from this meeting, the effective date of the increase in par value and the related amount of share premium to be allocated to share capital, based on the total number of ordinary shares forming the share capital as of that date;

     - To determine the amount to be allocated to the undistributable reserve in order to ensure the protection of the holders of then outstanding stock options, share warrants, and other securities, if any, convertible into ordinary shares;

     - To amend article 6 of the statuts of Business Objects S.A. entitled "Share Capital" accordingly;

     - More generally to take all necessary steps as may be required to effect the increase of the par value.

FOURTH RESOLUTION

     This resolution is to approve a two-for-one split of the ordinary shares of Business Objects S.A.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors,

     RESOLVED, that, subject to the condition precedent of the increase of the par value of the shares from 0.15 euro to 0.20 euro, the par value of each share of the Company be reduced from 0.20 euro to 0.10 euro and that the number of ordinary shares forming the share capital be multiplied by two.

     RESOLVED FURTHER, that the division of the par value of each share shall entail the exchange of one ordinary share for two ordinary shares.

     RESOLVED FURTHER, that the Board of Directors is hereby granted all powers necessary to effect the division of the par value of the ordinary shares, including but not limited to:

     - To determine, within one year from this meeting, the effective date of the stock split and the related number of new shares to be issued as of that date,

     - To effect the exchange of new shares for old shares,

     - To adjust in accordance with applicable law the number and exercise price of stock options, securities giving access to capital, share warrants and other instruments convertible into shares issued as of that date;

     - To amend article 6 of the statuts of Business Objects S.A. entitled "Share Capital" accordingly;

     - More generally to take all necessary steps as may be required to effect the stock split.

FIFTH RESOLUTION

     This resolution is to authorize a capital reduction by cancellation of treasury shares.

     WHEREAS, this general meeting has acted in accordance with the conditions of quorum and majority required for extraordinary general meetings,

     WHEREAS, this general meeting has acknowledged the report of the Board of Directors and the special report of the statutory auditors,

     RESOLVED, subject to (i) the approval of the second resolution above, and
(ii) the absence of opposition from the creditors of the Company, to authorize, for an eighteen-month (18) period, the Board of Directors to decrease the share capital by way of cancellation of shares held by the Company in connection with a repurchase of shares completed pursuant to a share repurchase plan,

     RESOLVED FURTHER that the Board of Directors is hereby authorized to offset the capital decrease on the any of the reserves accounts as it deems appropriate,

     GRANTED to the Board of Directors full powers in order to amend the by-laws of the Company, as the case may be, to proceed with all formalities it deems appropriate and to carry out all formalities that are necessary.

     Such authorization shall remain valid for a maximum period of eighteen months from the date of this meeting. This authorization voids and replaces the prior authorization to stabilize the market price of Company's shares granted according to fifteenth resolution of the mixed General Meeting on May 4, 1999.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our American Depositary Shares or Ordinary Shares (together referred to as the "shares") as of October 30, 1999, for the following: (i) each person or entity who is known by us to own beneficially more than 5% of our outstanding shares; (ii) each of our directors; (iii) our Chief Executive Officer and each of our executive officers; and (iv) all of our directors and executive officers as a group.

                                                                SHARES                 PERCENTAGE
   5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS     BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
   -------------------------------------------------     ---------------------    ---------------------
5% SHAREHOLDERS
AIM Advisors(2)........................................        1,415,029                   7.4%
Putnam Investments(2)..................................        1,410,000                   7.3%
INVESCO Global Asset Management(2).....................          984,570                   5.1%
DIRECTORS
Bernard Liautaud(3)....................................          714,279                   3.7%
Bernard Charles(4).....................................            8,334                     *
Philippe Claude(5).....................................           17,001                     *
Albert Eisenstat(6)....................................           31,001                     *
Arnold Silverman(7)....................................          108,292                     *
Vincent Worms(8).......................................          194,833                     *
EXECUTIVE OFFICERS
Clifton Weatherford(9).................................           24,219                     *
David Kellogg(10)......................................           15,408                     *
Lawrence Lieberman(11).................................           61,569                     *
John Powell(12)........................................           36,723                     *
All Directors and executive officers as a group (10
  persons)(13).........................................        1,211,659                   6.3%

---------------
  *  Less than 1%.

 (1) Applicable percentage ownership in the above table is based on 19,234,241 shares outstanding as of November 10, 1999, which excludes 191,500 shares held in treasury. Unless otherwise indicated below, each shareholders named in the table above has sole voting and investment power, or shares these powers with his or her spouse, with respect to all shares beneficially owned.

 (2) Information obtained from Beacon Hill Partners, Inc, a New York based market intelligence firm.

 (3) Mr. Liautaud is also President and Chief Executive Officer and a Director of the Company. Includes 21,874 shares issuable upon the exercise of stock options exercisable on or before January 21, 2000.

 (4) Includes 8,333 shares issuable upon the exercise of share warrants exercisable on or before January 21, 2000.

 (5) Includes 17,000 shares issuable upon the exercise of share warrants exercisable on or before January 21, 2000.

 (6) Includes 29,000 shares issuable upon the exercise of share warrants exercisable on or before January 21, 2000.

 (7) Includes 17,000 shares issuable upon the exercise of share warrants exercisable on or before January 21, 2000.

 (8) Includes 37,000 shares issuable upon the exercise of share warrants exercisable on or before January 21, 2000. Also includes shares held by certain funds affiliated with Mr. Worms, for which he disclaims beneficial ownership except as to his pecuniary interests therein, as follows: AXA U.S. Growth Fund, L.L.C. (45,000 shares), Paribas U.S. Growth Fund Partners C.V. (70,000 shares) and Partech International S.A. (4,623 shares). Mr. Worms could be deemed to beneficially own such shares.

 (9) Includes 20,622 shares issuable upon the exercise of stock options exercisable on or before January 21, 2000.

(10) Includes 12,176 shares issuable upon the exercise of stock options exercisable on or before January 21, 2000.

(11) Includes 53,225 shares issuable upon the exercise of stock options exercisable on or before January 21, 2000.

(12) Includes 33,882 shares issuable upon the exercise of stock options exercisable on or before January 21, 2000.

(13) Includes 250,112 shares issuable upon the exercise of stock options and warrants exercisable on or before January 21, 2000.

                OVERVIEW OF BUSINESS OBJECTS FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following sets forth certain unaudited consolidated statements of operations data for the quarter and the nine months ended September 30, 1999, together with prior year data. The selected balance sheet data for the years ended December 31, 1998, are derived from our audited financial statements prepared under U.S. generally accepted accounting principles. The selected financial data for the three months and nine months ended September 30, 1998 and 1999 are derived from our unaudited consolidated financial statements prepared under U.S. generally accepted accounting principles.

                                                            THREE MONTHS ENDED            NINE MONTHS ENDED
                                                              SEPTEMBER 30,                 SEPTEMBER 30,
                                                        --------------------------    --------------------------
                                                           1998           1999           1998           1999
                                                        -----------    -----------    -----------    -----------
                                                         (IN THOUSANDS U.S.$, EXCEPT SHARE AND PER SHARE DATA)
                                                                              (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS:
Revenues..............................................     41,257         59,766        115,374        166,817
Gross margin..........................................     34,223         49,539         96,415        137,507
Income from operations................................      3,361          9,456          8,390         22,396
Net income............................................      2,308          5,893          5,668         14,245
Basic net income per share............................       0.14           0.33           0.34           0.80
Diluted net income per share..........................       0.13           0.30           0.32           0.74
Weighted average shares -- basic......................     16,975         18,007         16,903         17,727
Weighted average shares -- diluted....................     17,624         19,719         17,661         19,305

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998            1999
                                                              ------------    -------------
                                                                  (IN THOUSANDS U.S.$)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........     71,713           93,863
Total current assets........................................    121,942          146,226
Total assets................................................    138,085          167,465
Total current liabilities...................................     70,838           84,054
Long-term obligations.......................................         --            1,000
Shareholders equity.........................................     67,247           82,411

     Third quarter revenues were $59.8 million, an increase of 45% compared to revenues of $41.3 million for the quarter ended September 30, 1998. This was the ninth consecutive quarter in which we have realized year-over-year revenue growth of greater than 40%. Net income for the third quarter was $5.9 million, compared to $2.3 million for the same period last year, representing a 155% increase. Diluted net income per share and per American Despositary Share for the quarter ended September 30, 1999 were $0.30, compared to $0.13 in the third quarter of last year.

     Revenues for the nine months ended September 30, 1999 were $166.8 million, an increase of 45% compared to revenues of $115.4 million during the same period last year. Net income for the nine months ended September 30, 1999 was $14.2 million, compared to $5.7 million for the same period last year. Diluted income per share and per American Despositary Share for the nine months ended September 30, 1999 were $0.74, compared to $0.32 in the prior year nine month period.

     In the third quarter, we saw continued strength in the North American market, with sales in this region increasing 55% over the prior year level. We also saw a solid contribution from our indirect channels, which accounted for 46% of total revenues for the quarter. Business Objects also expanded its customer base in the third quarter, adding over 125,000 new licenses for a total of 1,442,000 worldwide.

     Our balance sheet continued to be strong with $93.9 million in cash and cash equivalents. Total assets at September 30, 1999 were $167.5 million, compared to $138.1 million at December 31, 1998.

             FIVE YEAR SUMMARY UNCONSOLIDATED FINANCIAL INFORMATION
                            OF BUSINESS OBJECTS S.A.

     The following table sets forth certain unconsolidated data prepared under French generally accepted accounting principles, related to Business Objects S.A.

                                      1994         1995          1996          1997          1998
                                   ----------   -----------   -----------   -----------   -----------
                                                           (IN FRENCH FRANCS)
1. CAPITAL AT YEAR-END
Capital stock, par value.........  15,672,902    15,677,662    16,173,513    16,492,297    16,936,427
Number of ordinary shares
  issued.........................  15,672,902    15,677,662    16,173,513    16,492,297    16,936,427
Number of preferred shares
  Maximum number of shares
  issuable pursuant to exercise
  of subscription rights or
  conversion of bonds or other
  convertible securities.........     808,455     1,200,272     1,825,221     1,993,101     2,534,628

2. OPERATIONS AND INCOME FOR THE
   YEAR
Total revenues...................  98,416,577   167,644,564   227,845,192   267,371,015   363,016,601
Income before taxes, profit
  sharing and amortization and
  provisions.....................  23,822,326    57,008,428    37,279,585    29,190,204    50,257,953
Income tax benefit (provision)...     712,773   (14,938,663)  (10,045,109)   (7,625,652)  (10,393,458)
Required profit sharing..........   1,312,178     6,306,886     3,460,845     4,415,572    13,370,005
Income after taxes, profit
  sharing and amortization and
  provisions.....................  19,604,044    29,829,842    20,412,912     9,105,875    18,038,197
Dividends distributed............          --            --            --            --            --

3. INCOME PER ISSUED SHARE
Income after taxes and profit
  sharing but before amortization
  and provisions.................        1.48          2.28          1.47          1.04          1.56
Income after taxes, profit
  sharing and amortization and
  provisions.....................        1.25          1.90          1.26          0.55          1.07
Dividends distributed per
  share..........................          --            --            --            --            --

4. PERSONNEL
Average number of employees......         105           157           215           303           340
Total payroll and social
  charges........................  30,477,203    50,487,712    69,866,129    88,609,212   107,414,666
Total social benefits............  14,084,056    22,723,746    31,708,537    41,610,171    59,078,462

                                    ANNEX A

                             BUSINESS OBJECTS S.A.
                                SOCIETE ANONYME
                      WITH A SHARE CAPITAL OF 2,913,861.15
                      REGISTERED OFFICE: 1 SQUARE CHAPTAL
                             92300 LEVALLOIS-PERRET
                         R.C.S. NANTERRE B 379 821 994

                            ------------------------

                           ORDINARY AND EXTRAORDINARY
               GENERAL MEETING OF SHAREHOLDERS ON JANUARY 7, 2000

                          REQUEST FOR INFORMATION FORM

     I, the undersigned, residing at  ,
holder of [ ] American Depositary Shares hereby request the sending of the documents and information concerning the mixed general meeting, as referred to in article 135 of the decree of March 23, 1967 on commercial companies.

     Executed in  ,

     On  .

     Documents to be returned to:

---------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------

Note: Pursuant to article 138 paragraph 3 of the decree of March 23, 1967, shareholders may, by single request, obtain from Business Objects S.A. the documents mentioned in article 135 of the said decree upon the occurrence of each subsequent general meeting of shareholders.

                                     ANNEX B

                              BUSINESS OBJECTS S.A.

      INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY (MUST BE RECEIVED
              PRIOR TO THE CLOSE OF BUSINESS ON DECEMBER 30, 1999)

The undersigned Holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to cause to be voted the Deposited Securities corresponding to such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on November 22, 1999 at the Ordinary and Extraordinary General Meeting of Shareholders of Business Objects S.A. to be held in France, on January 7, 2000 (First Call) and if needed on January 20, 2000 (Second Call), and any adjournments thereafter, in respect of the Resolutions specified in the Notice of Meeting.

NOTES:

Instructions as to voting on the specified resolutions should be indicated by an "X" in the appropriate box.

1. It is understood that if (i) a Voting Instruction Card which is signed but on which no voting instructions are indicated, (ii) a Voting Instruction Card is improperly completed, or (iii) no Voting Instruction Card is received by the Depositary from a Holder of American Depositary Receipts on or before December 30, 1999, the Depositary will deem such Holder to have instructed the Depositary to give a proxy to the President of the Special Meeting to vote in favor of each proposal recommended by the Board of Directors of the Company and against each proposal opposed by the Board of Directors of the Company.

      Business Objects S.A.

                                                       P.O. Box 11230
                                                       New York, NY 10203-0230

            (CONTINUED AND TO BE DATED AND SIGNED ON THE VERSE SIDE)

PROXY CARD GOES HERE.

Within the authority of the Ordinary General Meeting, the following                               FOR       AGAINST
items will be voted on:

1.    To increase the amount of directors fees to be paid to                                       []          []
      members of the Board of Directors

2.    To authorize the Board of Directors to repurchase our shares                                 []          []

Within the authority of the Extraordinary General Meeting, the following items will be voted on:

3.    To increase the par value of our ordinary shares from 0.15                                   []          []
      euro to 0.20 euro per share

4.    To effect a two-for-one stock split in the form of a division of the                         []          []
      par value of our shares

5.    To authorize capital reductions through cancellation of                                      []          []
      shares

                                         The Voting Instructions must be signed
                                         by the person in whose name the
                                         relevant Receipt is registered on the
                                         books of the Depositary. In the case of
                                         a Corporation, the Voting Instructions
                                         must be executed by a duly authorized
                                         Officer or Attorney. In the case of
                                         joint holders, the signature of any one
                                         will suffice.

                                         Dated:                          , 1999


                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature, if held jointly

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [  ]
SIGN, DATE AND RETURN THE FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       15